EXHIBIT 32.1

Pursuant to 18 U.S.C. Section 1350, I Van B. Honeycutt, Chairman and Chief Executive Officer of Computer Sciences Corporation (the "Company") hereby certify that:

  the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 8, 2006	By:	/s/ Van B. Honeycutt
Van B. Honeycutt
Chairman and Chief Executive Officer